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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 33-60580, 333-03895, 333-95127 and 333-95129) and Form S-3 (Registration No. 333-19195) of our report dated March 14, 2003 (March 27, 2003 with respect to Note L) on our audit of the financial statements included in the 2002 annual report on Form 10-KSB of Life Medical Sciences, Inc. We also consent to the reference to our firm in the "Experts" section of the Form S-3.

Eisner LLP (formerly Richard A. Eisner and Company, LLP)

New York, New York
March 27, 2003



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